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                                  Exhibit 21.01
                                 THE 3DO COMPANY
                         SUBSIDIARIES OF THE REGISTRANT

         Legal name of subsidiary            Jurisdiction of Incorporation
         ------------------------            -----------------------------
             The 3DO Company                         California

             Studio 3DO K.K.                         Japan

             3DO Europe Ltd.                         United Kingdom

     All subsidiaries of the Registrant are wholly owned and conduct business under their legal names.